Exhibit 1.1
U.S. Bancorp
(a Delaware corporation)
Common Stock
($0.01 par value per share)
UNDERWRITING AGREEMENT
May 11, 2009
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
As Managers of the several Underwriters
Named in Schedule II hereto
c/o	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036
Ladies and Gentlemen:
     U.S. Bancorp, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of shares of its common stock, par value $0.01 per share, set forth in Schedule I(a) hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its common stock, par value $0.01 per share, set forth in Schedule I(a) hereto (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2(a) hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Managers, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (File No. 333-150298), on Form S-3, relating to securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement, at any given time, including the amendments thereto to such time, the exhibits and schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”) at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the 1933 Act, is herein called the

“Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”
     SECTION 1. Representations and Warranties.
          (a) The Company represents and warrants to you as of the date hereof and as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(a) hereof, and agrees with each of the Underwriters, as follows:
          (i) The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act) on Form S-3 in respect of the Shares that (i) has been prepared by the Company in conformity with the requirements of the 1933 Act, and the rules and regulations (the “1933 Act Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the 1933 Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 2 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the 1933 Act. Copies of such Registration Statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Underwriters.
          No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters; no order preventing or suspending the use of the Prospectus (as defined below) or any Issuer Free Writing Prospectus (as defined below) has been issued by the Commission; the Company meets the requirements for use of Form S-3 and has not been notified by the Commission of any objection to the use of the automatic shelf registration statement on Form S-3 pursuant to Rule 401(g)(2) under the 1933 Act.
          The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations), in each case at all times relevant under the 1933 Act in connection with the offering of the Shares.
          For purposes of this Agreement, the following terms have the specified meanings:
          The term “Applicable Time” means 7:00 a.m. (Eastern time) on May 12, 2009 or such other time as agreed by the Company and the Underwriters.
          The term “Basic Prospectus” means the base prospectus covering the Shelf Securities dated April 17, 2008 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act).

          The term “Prospectus” means the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act).
          The term “preliminary prospectus” means any preliminary form of the prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act.
          The term “General Disclosure Package” means the Basic Prospectus, as amended and supplemented prior to the Applicable Time (including by a preliminary prospectus), together with the Issuer General Use Free Writing Prospectus(es), if any, and the information identified in Schedule I(a) hereto.
          As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “General Disclosure Package” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the General Disclosure Package, any preliminary prospectus or Issuer Free Writing Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “1934 Act”), that are deemed to be incorporated by reference therein.
          The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act (“Rule 433”), prepared in connection with the issue of the Shares.
          The term “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule I(b) hereto.
          The term “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
          All references herein to the Registration Statement or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (EDGAR).
          (ii) The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package or the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”).
          (iii) At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to an Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act and on the Closing Date and each Option Closing Date, if any, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date and each Option Closing Date, if any, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus complied when filed with the Commission in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and, as of the Applicable Time, neither (x) the General Disclosure Package, nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(a)(iii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein or to that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of any trustee.
          (iv) The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
          (v) The accountants who audited and reviewed the financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
          (vi) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of the 1933 Act and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.
          (vii) Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no Material Adverse Effect (as defined below) and (B) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business. “Material Adverse Effect” shall mean a material adverse change, whether or not arising in the ordinary course of business, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one.
          (viii) The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and (B) has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
          (ix) U.S. Bank National Association, the Company’s principal subsidiary bank, has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of such bank has been duly authorized and validly issued and is fully paid and, except as provided in 12 U.S.C. Section 55, non-assessable; and 100% of the capital stock of U.S. Bank National Association, other than any director’s qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.
          (x) The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus as of the date or dates specified therein and the shares of issued and outstanding Common Stock set forth therein have been duly authorized and validly issued and are fully paid and non-assessable.
          (xi) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties or assets may be bound, except for such defaults that would not result in a Material Adverse Effect; and the execution and delivery of this Agreement, and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations, all of which have been obtained, or such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.
          (xii) The Company is not, and after giving effect to the issuance and sale of the offered Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
          (xiii) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted.
          (xiv) The Company and the subsidiaries of the Company own or possess adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of the subsidiaries of the Company has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.
          (xv) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets thereof or which may reasonably be expected to materially and adversely affect the consummation of this Agreement and the consummation of the transactions contemplated hereby; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.
          (xvi) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.
          (xvii) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (xviii) This Agreement has been duly authorized, executed and delivered by the Company.
          (xix) To the best knowledge of the Company, the operations of the Company are currently in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, is threatened.
          (xx) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (xxi) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15e and 15d-15e under the 1934 Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer; and the Company has utilized such controls and procedures in preparing and evaluating the disclosures in the General Disclosure Package and the Prospectus.
          (xxii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (xxiii) Except for the obligations of the Company under the Letter Agreement dated November 14, 2008, between the Company and the United States Department of the Treasury (the “Treasury”) relating to the issuance and sale by the Company to the Treasury of the Series E Fixed Rate Cumulative Perpetual Preferred Shares, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
          (b) Any certificate signed by any officer of the Company and delivered to you or to your counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to you as to the matters covered thereby on the date of such certificate.
          SECTION 2. (a) Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at $17.523 per share (the “Purchase Price”).
          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I(a) hereto at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 2(c) hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
          (b) Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.
          (c) Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on May 15, 2009 at

9:00 a.m. (Eastern time), or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2(a) or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.
          The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
          SECTION 3. Covenants of the Company. The Company covenants with you as follows:
          (a) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the General Disclosure Package is delivered to a prospective purchaser, be misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.
          (b) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the 1933 Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the 1933 Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the 1933 Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
          (c) The Company represents and agrees that, unless it obtains the prior consent of the Managers, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the other Underwriters, it has not made and will not make any offer relating to any issue of Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed by the Company with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company agrees not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
          (d) The Company will make generally available to its security holders (as defined in Rule 158) as soon as practicable an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the 1933 Act and the 1933 Act Regulations.
          (e) The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than a prospectus supplement not relating to the Shares). The Company will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object and, if requested, will furnish you with copies of documents filed pursuant to the 1934 Act promptly upon request.
          (f) The Company will deliver to you, in printed, electronic or such other format as may be agreed, as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the General Disclosure Package and the Prospectus (as amended or supplemented), in printed, electronic or such other format as may be agreed, as you shall reasonably request so long as you are required to deliver a General Disclosure Package or Prospectus in connection with sales or solicitations of offers to purchase the Shares.

          (g) The Company will endeavor, in cooperation with you, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.
          (h) The Company, during the period in which the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.
          (i) The Company also covenants with each Underwriter that, without the prior written consent of the Managers, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period.
          SECTION 4. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the 1933 Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Sections 6 and 7 and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
          SECTION 5. Conditions of Obligation. The several obligations of the Underwriters to purchase the Firm Shares and the Additional Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company herein as of the Applicable Time, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and (in each case) to the following additional conditions precedent:
          (a) On the Closing Date, you shall have received:
          (1) The opinion (including the disclosure letter), dated as of the Closing Date, of Sullivan & Cromwell LLP, counsel to the Company, in form and substance satisfactory to you, to the effect that:
          (i) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus.
          (ii) This Agreement has been duly authorized, executed and delivered by the Company.
          (iii) The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (iv) The authorized common stock of the Company conforms as to legal matters to the description thereof contained in each of the General Disclosure Package and the Prospectus;
          (v) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Shares by the Company to the Underwriters have been obtained or made.
          (vi) The Company is not, and after giving effect to the offering and sale of the Shares and the application of proceeds therefrom will not be, an “investment company” as such term is defined in the 1940 Act.
          (vii) Such counsel shall also furnish you with a letter to the effect that, as counsel to the Company, they have reviewed the Registration Statement, the General Disclosure Package and the Prospectus, participated in discussions with your representatives and those of the Company and its accountants and advised the Company as to the requirements of the 1933 Act and the 1933 Act Regulations; between the date of the Prospectus and such Closing Date or Option Closing Date, as the case may be, such counsel participated in further discussions with your representatives and those of the Company and its accountants in which the contents of certain portions of the Prospectus and related matters were discussed and reviewed certificates and an opinion of certain officers of the Company, and letters addressed to you from the Company’s independent accountants; on the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel’s understanding of the applicable law and the experience such counsel have gained through their practice under the 1933 Act, they will confirm to you that, in such counsel’s opinion, the Registration Statement as the date of the Prospectus, and the Prospectus as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations; nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that (i) the Registration Statement, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; nothing that came to the attention of such counsel in the course of the procedures described in the second clause of this paragraph has caused such counsel to believe that the Prospectus, as of such Closing Date or Optional

Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, General Disclosure Package or the Prospectus except for those made under the captions “Description of Capital Stock” in the General Disclosure Package and the Prospectus insofar as they purport to describe the provisions of the documents therein described and those made under the caption “Certain United States Tax Consequences to Non-U.S. Holders of Common Stock” in the General Disclosure Package and the Prospectus insofar as they relate to provisions of U.S. Federal tax law therein described; and, such counsel need express no opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, General Disclosure Package or the Prospectus.
          (2) The opinion, dated as of the Closing Date, of the General Counsel of the Company, in form and substance satisfactory to you, to the effect that:
          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
          (ii) U.S. Bank National Association has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus.
          (iii) The authorized and outstanding preferred stock of the Company conforms as to legal matters to the description thereof contained in each of the General Disclosure Package and the Prospectus
          (iv) There are no pending or, to the best of such counsel’s knowledge, threatened lawsuits or claims against the Company or any subsidiary of the Company that are required to be disclosed in the General Disclosure Package or the Prospectus that are not disclosed as required.
          (v) To the best of such counsel’s knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct.

          (vi) The issue and sale of the Shares does not, and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated, and the performance of the obligations hereunder, will not (a) conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is material to the Company and its subsidiaries, taken as a whole, or (b) result in a violation of any law or administrative regulation or administrative or court decree of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company known to such counsel and applicable to the Company, nor will such action result in any violation of the provisions of the charter or by-laws of the Company.
          (3) The opinion or opinions of your counsel, relating to the issuance and sale of the Shares as herein contemplated, such other matters as you may request and the Registration Statement, the General Disclosure Package and the Prospectus.
          (b) On the Closing Date, you shall have received a certificate of the Chairman, Vice Chairman, President or a Vice President of the Company, dated as of the Closing Date, to the effect (i) that there has been no downgrading, nor any notice given of any potential or intended downgrading, or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any nationally recognized statistical rating organization since the date of this Agreement, (ii) that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.
          (c) On each of the date hereof and the Closing Date, you shall have received from Ernst & Young LLP, a letter, dated as of the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, to the effect that:
          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.
          (ii) In their opinion, the consolidated financial statements and schedules audited by them and included in the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the 1933 Act Regulations.

          (iii) They have made a review of any unaudited consolidated financial statements included in the General Disclosure Package and the Prospectus in accordance with standards established by the Public Company Accounting Oversight Board.
          (iv) On the basis of the review referred to in (iii) and a reading of the latest available interim financial information of the Company and its consolidated subsidiaries, inspection of the minute books of the Company and such subsidiaries since the date of the balance sheet included in the Company’s most recent audited financial statements, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited financial statements included in the General Disclosure Package and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, the 1934 Act and the 1933 Act Regulations or that the unaudited financial statements included in the General Disclosure Package and the Prospectus are not presented in conformity with generally accepted accounting principles applied on a basis consistent in all material respects with that of the audited financial statements included in the General Disclosure Package and the Prospectus.
          (v) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its consolidated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the date of the balance sheet included in the Company’s most recent audited financial statements, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that:
               (A) at the date of the latest available consolidated balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of delivery of such letter, there was any change in certain balance sheet items including the capital stock of the Company and its consolidated subsidiaries, any increase in long-term debt of the Company and its consolidated subsidiaries or any decreases in consolidated common shareholders’ equity of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the most recent consolidated balance sheet included in the General Disclosure Package and the Prospectus, except in each case for changes, increases or decreases which the General Disclosure Package and the Prospectus discloses have occurred or may occur or which are described in such letter; or
               (B) for the period from the date of the latest income statement included in the General Disclosure Package and the Prospectus

to the date not more than three business days prior to the delivery of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in certain income statement items including consolidated net income or consolidated net interest income, except for decreases which the General Disclosure Package and the Prospectus discloses have occurred or may occur or which are described in such letter.
          (vi) They have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the General Disclosure Package and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
          All financial statements and schedules included in materials incorporated by reference in the General Disclosure Package and the Prospectus shall be deemed included in the General Disclosure Package and the Prospectus for purposes of this subsection. The letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
          (d) On the Closing Date, Shearman & Sterling LLP, counsel for the Underwriters, shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and their counsel.
          (e) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company listed on Schedule III hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
          (f) In the event that the Underwriters exercise the option provided in Section 2 hereof to purchase all or any portion of the Additional Shares, the obligations of the Underwriters to purchase the Additional Shares shall be subject to the accuracy of the representations and warranties on the part of the Company herein as of each Option Closing Date, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and (in each case) to the following additional conditions precedent:
               (A) The favorable opinion of Sullivan & Cromwell LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(a)(1) hereof.
               (B) The favorable opinion of the General Counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(a)(2) hereof.
               (C) The favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchaser, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(a)(3) hereof.
               (D) A certificate, dated such Option Closing Date, of the Chairman, Vice Chairman, President or a Vice President of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date.
               (E) A letter from Ernst & Young LLP, dated such Option Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Sections 5(c) hereof, except that the specified date referred to shall be a date not more than three business days prior to such Option Closing Date.
          SECTION 6. Indemnification.
          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Managers expressly for use in the Registration Statement (or any amendment thereto), Basic Prospectus, such preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus;
          (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by such Underwriter as aforesaid) if such settlement is effected with the prior written consent of the Company; and
          (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Underwriter), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by such Underwriter as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.
          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), Basic Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), Basic Prospectus, such preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement) or any Issuer Free Writing Prospectus.
          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Managers and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that when more than one of the Underwriters is an indemnified party each such Underwriter shall be entitled to separate counsel (in addition to any local counsel) in each such jurisdiction to the extent such Underwriter may have interests conflicting with those of the other Underwriter or Underwriters because of the participation of one Underwriter in a transaction hereunder in which the other Underwriter or Underwriters did not participate. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
          SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unavailable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters with respect to the Shares that were the subject of the claim for indemnification in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in such proportion represented by the percentage that the total commissions and underwriting discounts received by the Underwriters from such Shares bears to the total net proceeds (before deducting expenses) received by the Company from such Shares, and the Company is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Underwriters failed to give the notice required under Section 6(c) hereof, then the Company on the one hand and the Underwriters on the other shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined pro rata (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 7. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares referred to in the second sentence of this Section 7 that were offered and sold to the public through the Underwriters exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled under this Section 7 to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The respective obligations of Underwriters to contribute pursuant to this Section 8 are several, and not joint, in proportion to the aggregate principal amount of Shares that each such Underwriter has agreed to purchase from the Company.
          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and indemnification and contribution agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Underwriters or any controlling person referred to in Section 6, or by or on behalf of the Company or any controlling person referred to in Section 6, and shall survive each delivery of and payment for any of the Shares.
          SECTION 9. Termination. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the sole judgment of the Managers, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus, or (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, if trading generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market LLC has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, or trading otherwise has been materially limited by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) there has occurred a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by New York or federal authorities.
          SECTION 10. Notices. All notices and other communications hereunder shall be in writing and effective upon receipt and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to any or all of the Underwriters shall be directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department, with a copy to Michael Schiavone, Shearman & Sterling

LLP, 599 Lexington Avenue, New York, New York 10038. Notices to the Company shall be directed to it at U.S. Bancorp, 800 Nicollet Mall, BC-MN-H18T, Minneapolis, Minnesota 55402, attention of the Treasurer.
          Each Underwriter hereby notifies the Company that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
          SECTION 11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
          If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the General Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
          SECTION 12. Nature of Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with any offering of the Shares and the process leading to such transactions the Underwriters are and have been acting solely as principals and not the agents or fiduciaries of the Company or its respective stockholders, creditors, employees or any other party, (iii) the Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any offering of the Shares contemplated in this Agreement or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to any offering of the Shares contemplated in this Agreement, except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to any offering of the Shares contemplated in this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs, executors and administrators and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.
          SECTION 14. Governing Law. This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

Very truly yours, U.S. BANCORP
By:	/s/ Andrew Cecere
	Name:	Andrew Cecere
	Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED GOLDMAN, SACHS & CO. Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.
By:	MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Vice President

By:	GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I(a)

Number of Firm Shares:	139,000,000
Number of Additional Shares:	20,850,000
Initial Public Offering Price	$18.00 a share

SCHEDULE I(b)
None

SCHEDULE II

	Number of Firm	Number of
	Shares To Be	Additional Shares
Underwriter	Purchased	To Be Purchased
Morgan Stanley & Co. Incorporated	72,280,000	10,842,000
Goldman, Sachs & Co.	52,820,000	7,923,000
Barclays Capital Inc.	2,780,000	417,000
Credit Suisse Securities (USA) LLC	2,780,000	417,000
Keefe, Bruyette & Woods, Inc.	2,780,000	417,000
Piper Jaffray & Co.	2,780,000	417,000
Robert W. Baird & Co. Incorporated	2,780,000	417,000

Total:	139,000,000	20,850,000

SCHEDULE III
Parties to Lock-up Agreement

EXHIBIT A
May 11, 2009
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
c/o Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, NY 10036
Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Goldman, Sachs & Co. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with U.S. Bancorp, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Goldman Sachs & Co. (the “Underwriters”), of 139,000,000 shares (the “Shares”) of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period, or (e) the exercise of any options or other rights (which expire during the Restricted Period) granted under equity incentive plans existing as the date hereof, or the disposition of shares of restricted stock (that vest during the Restricted Period) to the Company pursuant to the terms of any such plan only for tax withholding (it being understood that the transfers are on the books and records of the Company only and not in market transactions), provided that other than with respect to such dispositions to the Company for tax withholding, the shares of Common Stock received by the undersigned pursuant to any such exercise shall remain subject to the terms of this Lock-Up Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
[Signature page follows]

Very truly yours,
(Name)

(Address)